UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2017

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Avery Point Apartments
On December 15, 2017 (the “Closing Date”), Steadfast Apartment REIT III, Inc. (the “Company”), through STAR III Avery Point, LLC (“STAR III Avery Point”), an indirect wholly-owned subsidiary of the Company, acquired from an unaffiliated third-party seller a fee simple interest in a 512-unit multifamily residential community located in Indianapolis, Indiana, commonly known as Avery Point Apartments (the “Avery Point Property”). On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Advisor (defined below), assigned to STAR III Avery Point the Sale-Purchase Agreement, dated October 30, 2017, for the purchase of the Avery Point Property.

STAR III Avery Point acquired the Avery Point Property for a contract purchase price of $44,600,000, exclusive of closing costs. STAR III Avery Point financed the acquisition of the Avery Point Property with a combination of (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $31,220,000 (the “Avery Point Loan”) from Berkeley Point Capital LLC (the “Lender”), pursuant to the requirements of the Freddie Mac Green Advantage Capital Markets Execution Program, as evidenced by the Multifamily Loan and Security Agreement (the “Loan Agreement”) and the Multifamily Note (the “Note” and, together with the Loan Agreement, the Mortgage and the Guaranty, each dated as of the Closing Date and described in Item 2.03 below, the “Loan Documents”). For additional information on the terms of the Avery Point Loan, see Item 2.03 below.

The Avery Point Property was constructed in 1986 and consists of 58 two-story buildings and is situated on an approximately 35-acre site. The Avery Point Property is comprised of 256 one-bedroom units, 104 two-bedroom units and 152 two-bedroom townhomes. The apartment homes at the Avery Point Property average 912 square feet with an average monthly rent of $778. Apartment home amenities at the Avery Point Property include fully equipped kitchens, private patios or balconies, private entrances, walk-in closets and fireplaces. Property amenities at the Avery Point Property include a clubhouse and business center, fitness center, swimming pool, community patio with grilling stations, tennis courts, a volleyball court, covered parking and a dog park. As of November 26, 2017, the Avery Point Property was approximately 94.1% occupied.

An acquisition fee of approximately $955,000 was earned by Steadfast Apartment Advisor III, LLC (the “Advisor”) in connection with the acquisition of the Avery Point Property.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Avery Point Property
On the Closing Date, STAR III Avery Point and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) pursuant to which Steadfast Management serves as the exclusive manager and leasing agent of the Avery Point Property. STAR III Avery Point pays Steadfast Management a monthly management fee in an amount equal to 3% of the Avery Point Property’s gross collections at the property for such month. In addition, the property manager may earn an incentive management fee equal to 1% of gross collections based on performance metrics as described in the Management Agreement.

The Management Agreement has an initial term that expires on December 15, 2018, and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior written notice of its desire to terminate the Management Agreement. STAR III Avery Point may terminate the Management Agreement at any time upon 30-days’ prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days after notification of such breach. In the event of a termination of the Management Agreement by STAR III Avery Point without cause, STAR III Avery Point will pay a termination fee to Steadfast Management equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.

On the Closing Date, STAR III Avery Point also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and revitalization to be undertaken from time to time at the Avery Point Property for which it will be paid a construction management fee in an amount equal to 6% of the total cost of the improvements and revitalization (as defined in the Construction Services Agreement). In addition to the construction management fee, if PCL provides additional staffing for an improvement or revitalization, STAR III Avery Point will reimburse PCL for all costs associated with such staffing. The Construction Services Agreement may be terminated by either party with 30-days’ prior written notice to the other party.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Avery Point Property, STAR III Avery Point borrowed $31,220,000 from the Lender pursuant to the Loan Documents. The Avery Point Loan has an 84-month term with a maturity date of January 1, 2025 (the “Maturity Date”). STAR III Avery Point paid a loan origination fee of $160,000 to the Lender in connection with the Avery Point Loan.

Interest on the outstanding principal balance of the Avery Point Loan accrues at an annual rate of 3.82% and a monthly interest payment is due and payable beginning February 1, 2018. The amount of each monthly installment of the interest payment will equal approximately $3,313 multiplied by the number of days in the month prior to the due date. Beginning February 1, 2021, and continuing until the Maturity Date, a monthly payment of interest and principal of approximately $145,828 is due and payable on the first day of each month, as further described in the Note. The entire outstanding principal balance and any accrued and unpaid interest on the Avery Point Loan is due and payable in full on the Maturity Date.

STAR III Avery Point may voluntarily prepay the Avery Point Loan and related sums due to the Lender following the first anniversary of the Avery Point Loan, provided that STAR III Avery Point provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Agreement.

The performance of the obligations of STAR III Avery Point under the Avery Point Loan is secured by a Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing with respect to the Avery Point Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement and Subordination of Management Fees, dated as of the Closing Date, STAR III Avery Point will assign all of its rights under the Management Agreement to the Lender upon an event of default under any of the Loan Documents.

The Company entered into a Guaranty (the “Guaranty”) in connection with the Avery Point Loan. The Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which STAR III Avery Point is personally liable under the Loan Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On December 20, 2017, the Company distributed a press release announcing the acquisition of the Avery Point Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described in this Current Report on Form 8-K at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description

10.1	Sale-Purchase Agreement, made and entered into as of October 30, 2017, by and between Steadfast Asset Holdings, Inc. and TEG Avery Point, LLC, with Madison Title Agency LLC as the title company

10.2	Assignment and Assumption of Purchase Agreement, dated as of December 15, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Avery Point, LLC

10.3	Property Management Agreement, entered into as of December 15, 2017, by and between Steadfast Management Company, Inc. and STAR III Avery Point, LLC

10.4	Construction Management Services Agreement, entered into as of December 15, 2017, by and between STAR III Avery Point, LLC and Pacific Coast Land & Construction, Inc.

10.5	Multifamily Loan and Security Agreement, made as of December 15, 2017, by and between STAR III Avery Point, LLC and Berkeley Point Capital LLC

10.6	Multifamily Note, made as of December 15, 2017, by STAR III Avery Point, LLC, in favor of Berkeley Point Capital LLC

10.7	Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 15, 2017, between STAR III Avery Point, LLC and Berkeley Point Capital LLC

10.8
Assignment of Management Agreement and Subordination of Management Fees, dated as of December 15, 2017, by and among STAR III Avery Point, LLC, Berkeley Point Capital LLC, and Steadfast Management Company, Inc.

10.9	Guaranty, dated as of December 15, 2017, by Steadfast Apartment REIT III, Inc. for the benefit of Berkeley Point Capital LLC

99.1	Press release, dated December 20, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	December 20, 2017	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer